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EXHIBIT 32.1

                        AMERICAN TECHNOLOGIES GROUP, INC.
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Annual Report of American Technologies Group, Inc. (the Company) on Form 10-QSB for the period ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Dr. Gary Fromm, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to American Technologies Group, Inc. and will be retained by American Technologies Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

March 22, 2004

/s/ Dr. Gary Fromm
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Dr. Gary Fromm
Chief Executive Officer and Chief Financial Officer